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Inktomi Reports First Quarter Fiscal 2003 Results

FOSTER CITY, Calif., January 16, 2003 — Inktomi Corp. (NASDAQ:INKT) today reported financial results for the first quarter of fiscal year 2003 ended December 31, 2002. Revenues for the fiscal quarter were $13.9 million, excluding revenues from Inktomi’s enterprise search business, which was sold to Verity in the quarter. Pro-forma net loss was $1.4 million or a loss of $0.01 per share.

Pro-forma amounts exclude non-recurring items including real estate and asset impairment charges, losses on asset sales, restructuring charges, enterprise search discontinued operations, rental sublease income on our Bayside corporate headquarters, and a recovery from a prior period write-off. The GAAP net loss from continuing operations for the first fiscal quarter was $24.4 million, or a loss of $0.15 per share. The GAAP net loss including discontinued operations was $17.0 million, or a loss of $0.10 per share.

In the first fiscal quarter, revenue was primarily comprised of $10.0 million from Inktomi’s Web search business. The company also reported $3.9 million of revenue from the content networking business.

In the first fiscal quarter, Inktomi completed the sale of its enterprise search business to Verity for $25.0 million, of which $22.0 million in cash was paid to Inktomi in December and $3.0 million is expected to be paid in June 2004, potentially offset by any indemnification claims that may arise during the interim period. The profit resulting from discontinued operations of the enterprise search business in the quarter was $7.5 million, reflecting revenues of $3.6 million, costs and expenses of $8.5 million, and a gain of $12.4 million on the sale of the business to Verity.

In the quarter, Inktomi completed the sale of its Bayside corporate headquarters for $41.5 million. In addition, the company reduced its total outstanding notes payable and capitalized leases by $28.0 during the quarter to $3.4 million outstanding at December 31, 2002. Inktomi ended the quarter with total cash, cash equivalents and short-term investments of $59.1 million.

On December 23, 2002 Inktomi and Yahoo! entered into a definitive agreement under which Yahoo! will acquire Inktomi for a purchase price of $1.65 per share in cash.

About Inktomi

Based in Foster City, Calif., Inktomi is the leading provider of OEM Web search and paid inclusion services. A pioneer in Web search technology, Inktomi provides millions of users worldwide with the freshest and most relevant search experience, and ensures that thousands of online retailers have their content constantly represented. The company’s customers and partners include Amazon.com, eBay, Lycos/HotBot, MSN, Overture and WalMart.com.

This press release contains forward-looking statements regarding Inktomi’s future financial and operating results and Yahoo!’s proposed acquisition of Inktomi. These statements are based on current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from those projected in any forward-looking statements. Factors that could affect our financial and operating results include our need to improve our sales and distribution capabilities, internally and through alliances; substantial competition; risks related to the consolidation of operations and reductions in force; dependency on a small number of portal customers in the Web search business; the rapidly changing business environment; changing buying patterns of our customers and potential customers; need to develop, acquire and release new products and technologies; and risks associated with acquisitions, dispositions, strategic alliances, international operations and product release dates. The potential risks and uncertainties relating to the proposed merger include, among others, the possibility that the transaction will not close or that the closing may be delayed and the reaction of customers of Inktomi to the transaction. For more information and additional risk factors regarding Inktomi generally see “Factors Affecting Operating Results” contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on December 30, 2002 and in other reports filed by Inktomi with the SEC. Inktomi expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any statements to reflect any change in Inktomi’s expectations or any change of events, conditions or circumstances on which any such statements are based.

Inktomi filed a preliminary proxy statement and other documents regarding the proposed merger described in this press release with the SEC on January 10, 2003. INKTOMI STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement will be sent to stockholders of Inktomi seeking their approval of the transaction. Investors and security holders may obtain a copy of the proxy statement (when it is available) and any other relevant documents filed by Inktomi with the SEC for free at the SEC’s web site at www.sec.gov. Copies of the definitive proxy statement and other documents filed by Inktomi with the SEC may also be obtained free of cost by directing a request to: Joe Eandi, Vice President and General Counsel, Inktomi Corporation, 4100 E. Third Avenue, Foster City, CA 94404; (650) 653-2800.

Inktomi and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Inktomi stockholders in connection with the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of Inktomi common stock. A detailed list of the names, affiliations and interests of the participants in the solicitation is set forth in the preliminary proxy statement that was filed with the SEC on January 10, 2003 and will be set forth in the definitive proxy statement when it becomes available.

###

Copyright © 2003 INKTOMI CORPORATION. All Rights Reserved. Inktomi and the tri-colored cube logo are trademarks or registered trademarks of Inktomi Corp. in the United States and other countries. All other names are trademarks, registered trademarks or service marks of their respective owners.

Inktomi Corporation
Unaudited Pro Forma Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	For the Three
	Months Ended
	December 31,

	2002	2001

Revenues
Web search services	$9,975	$10,628
Licenses	1,810	17,440
Maintenance services	1,720	2,481
Other Services	350	2,544

Total revenues	13,855	33,093
Cost of Revenues
Web search services	2,881	4,277
Licenses	585	329
Maintenance services	477	1,118
Other Services	368	1,880

Total cost of revenues	4,311	7,604
Gross Profit	9,544	25,489
Operating expenses
Sales and marketing	2,943	17,988
Research and development	5,087	12,925
General and administrative	3,126	7,110
Amortization of goodwill and other intangibles	—	16,709

Total operating expenses	11,156	54,732

Operating loss	(1,612)	(29,243)
Other income, net	220	609

Pretax loss	(1,392)	(28,634)
Income tax provision	(27)	(199)

Net loss	$(1,419)	$(28,833)

Earnings per share
Basic and diluted net loss per share	$(0.01)	$(0.21)

Weighted average shares outstanding
Shares used in calculating basic and diluted net loss per share	162,284	136,660

Pro forma amounts exclude non recurring items such as restructuring costs, impairment of goodwill and other intangibles, real estate impairment charges, gain from discontinued operations, impairment of fixed assets and loss on asset sale, and Bayside headquarters rental sub-lease income. In prior period press releases, non cash items were also excluded. Prior period pro forma amounts have been restated to conform to current period presentation.

For the quarter ended December 31, 2002, the following amounts were excluded from pro forma results:

(a)	$18,854 of restructuring costs

(b)	$5,358 of fixed asset impairment and loss on asset sale

(c)	$7,487 was excluded for gain from discontinued operations

(d)	$507 was excluded from other income relating to previous one-time charges

(e)	$685 Bayside headquarters rental sub-lease income

For the quarter ended December 31, 2001, the following amounts were excluded from pro forma results:

(a)	$4,012 of restructuring costs

(b)	$1,750 of impairment of goodwill and other intangibles

(c)	$2,754 was excluded from other income relating to previous one-time charges

(d)	$1,931 Bayside headquarters rental sub-lease income

(e)	$469 was excluded for gain from discontinued operations

Inktomi Corporation
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	For the Three
	Months Ended
	December 31,

	2002	2001

Revenues
Web search services	$9,975	$10,628
Licenses	1,810	17,440
Maintenance services	1,720	2,481
Other Services	350	2,544

Total revenues	13,855	33,093
Cost of Revenues
Web search services	2,881	4,277
Licenses	585	329
Maintenance services	477	1,118
Other Services	368	1,880

Total cost of revenues	4,311	7,604
Gross Profit	9,544	25,489
Operating expenses
Sales and marketing	2,943	17,988
Research and development	5,087	12,925
General and administrative	3,127	5,179
Amortization of goodwill and other intangibles	—	16,709
Restructuring	18,854	2,712
Impairment of fixed assets and loss on asset sale	5,358	1,300
Impairment of goodwill and other intangibles	—	1,750

Total operating expenses	35,369	58,563
Other income, net	1,413	3,363

Total Expense and Other Income	33,956	55,200
Income from continuing operations before income taxes	(24,412)	(29,711)
Income tax provision	(27)	(199)

Income from continuing operations	(24,439)	(29,910)
Discontinued Operations
Income from discontinued operations	7,487	469

Net income	$(16,952)	$(29,441)

Earnings per share
Basic and diluted net loss per share
Continued operations	$(0.15)	$(0.22)
Discontinued operations	0.05	0.00

Net loss per share	$(0.10)	$(0.22)

Weighted average shares outstanding
Shares used in calculating basic and diluted net loss per share	162,284	136,660

Inktomi Corporation
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	December 31,	September 30,
	2002	2002

Assets
Current assets
Cash and cash equivalents	$29,361	$17,292
Short-term investments	29,699	28,115

Total cash, cash equivalents and short-term investments	59,060	45,407
Accounts receivable, net	3,301	10,864
Prepaid expenses and other current assets	3,715	5,533

Total current assets	66,076	61,804
Investments in equity securities	551	331
Property and equipment, net	15,642	62,536
Goodwill and other intangibles, net	—	10,028
Other assets	3,643	4,708
Loans to related parties	5,895	5,809

Total assets	$91,807	$145,216

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,423	$10,021
Accrued liabilities	29,025	30,180
Deferred revenue	15,160	26,767
Current portion of notes payable	2,373	30,003
Current portion of capital lease obligations	1,014	1,210

Total current liabilities	49,995	98,181
Capital lease obligations, less current portion	—	216
Other liabilities	10,927	185

Total liabilities	60,922	98,582
Stockholders’ equity
Common Stock, $0.001 par value; 1,500,000 authorized at December 31, 2002 and September 30, 2002 respectively; 162,891 and 162,109 outstanding at December 31, 2002 and September 30, 2002, respectively	163	162
Additional paid-in capital	951,814	952,602
Deferred compensation	(460)	(2,039)
Accumulated other comprehensive loss	(865)	(1,276)
Accumulated deficit	(919,767)	(902,815)

Total stockholders’ equity	30,885	46,634

Total liabilities and stockholders’ equity	$91,807	$145,216